Memorandum to Loan Agreement, First Revision

                                                             Made at Head Office

                                                23 June 1998


Whereas we, King Power Duty Free Co., Ltd., with offices at 989 Rama I Road, 26th & 27th Floor Siam Tower Building, Pathumwan, Bangkok Metropolis have entered into a Loan Agreement dated 23 June 1998. As at 23 June 1998, the outstanding loan payable to Siam City Bank Public Company Limited is Baht 98,000,000.00 (Ninety-Eight Million Baht).

Now, we wish to change the amount and/or terms and conditions of the above stated agreement as follows;

1.   To increase/decrease loan, type -, Baht -

2.   To revise Clause 4 of the above stated agreement from previously to :

     4. If the Borrower is in default of payment according to Clause 2 or 3 of any installment, it shall be deemed as default of the total loan and the Borrower agrees that the Lender can charge the maximum interest rate for the customers who have breached the condition, according to the announcement of Siam City Bank Public Company Limited (at present, it is 24% p.a.) until the Borrower shall have repaid the loan to the Lender in full. This shall not deprive the Lender's right to terminate the agreement and call for payment of the outstanding amount. The previous Clause 4 is revoked entirely.

Other terms and conditions shall remain the same.

We, the "Guarantor/Mortgagor/Pledgor", having acknowledged this Memorandum hereby bind ourselves for the guarantee/mortgage/pledge the property as security for this debtor with the bank until the bank shall have received repayment in full.


                                (Seal of King Power Duty Free Co., Ltd.,)
           Signed:............signed.................Debtor
                     King Power Duty Free Co., Ltd.,

           Signed:...........signed..................Guarantor/Mortgagor/Pledgor
                    (Mr. Viratana  Suntaranond)

           Signed:...........signed..................Guarantor/Mortgagor/Pledgor
                    (Mr. Vichai Raksriaksorn)

Signed................Witness                    Signed..................Witness
   (Ms. Wanna Thongthieng)                         (Mr. Wisut  Kawinmuthathorn)